                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-93623 and 333-93625) of Triton PCS Holdings, Inc., as defined in Note 1 to the consolidated financial statements, and its subsidiaries of our reports dated February 25, 2000 relating to the financial statements and financial statements schedule, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 29, 2000